1995 RESTATED BYLAWS
                                          OF
                                 RENTRAK CORPORATION


                                      ARTICLE 1
                                       OFFICES

               Section 1.1 Principal Office. The principal office of the corporation in the State of Oregon shall be located at 7227 N.E. 55th Avenue, Portland, Oregon 97218, or such other place as the Board of Directors may designate. The corporation may have such other offices, within or without the State of Oregon, as the Board of Directors may designate or as the business of the corporation may require.

               Section 1.2 Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may, but need not, be identical with the corporation's principal office in the State of Oregon and the address of the registered office may be changed from time to time by the Board of Directors.


                                      ARTICLE 2
                                     SHAREHOLDERS

               Section 2.1 Annual Meetings. The annual meeting of the shareholders shall be held in the month of August each year or such other month as the Board of Directors may specify on the date and at the time specified by the Board of Directors for the purpose of electing directors and for transacting other business which may properly come before the meeting. If the election of directors shall not be held on the date designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

               Section 2.2 Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose or purposes by the Chief Executive Officer or the Board of Directors and shall be called by the Chief Executive Officer at the request of the holders of not less than 10 percent of all outstanding shares of the corporation entitled to vote at the meeting. Only business within the purpose or purposes discussed in the notice required by Section
          2.4 of these Restated Bylaws may be conducted at a special meeting of the shareholders.

               Section 2.3 Place of Meeting. The Board of Directors may designate any place, within or without the State of Oregon, as the place for the annual meeting or any special meeting called by the Board of Directors. A waiver of notice signed by all





          shareholders entitled to vote at a meeting may designate any place, within or without the State of Oregon, as the place for holding such meetings. If no designation is made, the meeting shall be held at the principal office of the corporation in the State of Oregon.

                    Section 2.3.1. Subject of Meetings. To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of the meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise brought before the meeting by a shareholder who is a shareholder of record at the time of giving of the notice provided for in this Article II, Section 2.3.1, who shall be entitled to vote at such meeting and who complies fully with all of the notice procedures and other requirements set forth in this
          Article II, Section 2.3.1. In addition to any other applicable requirements, for business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) calendar days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
          (10th) calendar day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the corporation's Secretary of business proposed to be conducted at any annual or special meeting of shareholders shall set forth as to each matter the shareholder proposes to bring before such meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made,
          (iii) the class, series and number of shares of the capital stock of the corporation which are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Article II, Section 2.3.1. The officer of the corporation presiding at a meeting of shareholders (the "Presiding Officer") shall determine whether the proposed business is properly brought before the meeting in accordance with the provisions of this Article II, Section 2.3.1. If the





          Presiding Officer should determine that the proposed business is not properly brought before the meeting, the Presiding Officer shall state such determination to the meeting, whereupon any such business not properly brought before the meeting shall not be transacted or otherwise brought before the meeting. Notwithstanding the foregoing provisions of this Article II,
          Section 2.3.1, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.

               Section 2.4 Notice of Meeting. Unless otherwise prescribed by statute, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock registrar of the corporation with postage prepaid.

               Section 2.5 Closing of Transfer Books or Fixing of Record Date. For the purposes of determining which shareholders are entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or which shareholders are entitled to receive payment of any dividend, or in order to determine shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed seventy (70) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote, at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding this meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not fewer than ten
          (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote, at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the Board of





          Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

               Section 2.6 Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall prepare an alphabetical list of the names of all shareholders entitled to vote at each shareholders' meeting. This list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and the number of shares held by each shareholder. This list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation's principal office or at a place identified in the notice, which shall be located in the city where the meeting will be held. The corporation shall make this list available at the meeting and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

               Section 2.7 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

               Section 2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

               Section 2.9 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

               Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.





               Shares held by an administrator, executor, guardian or conservator may be voted by such person, in person or by proxy, without a transfer of the shares into such person's name. Shares standing in the name of a trustee or custodian may be voted by such person, in person or by proxy, but no trustee or custodian shall be entitled to vote shares held by him or her without a transfer of the shares into his or her name.

               Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without transferring the shares into the receiver's name if authority to so vote is contained in an order of the court by which the receiver was appointed.

               A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Nothing in this Section 2.10 shall prevent a pledgee from obtaining a proxy entitling the pledgee to vote the pledged shares and from voting the pledged shares in accordance with a valid proxy.

               Neither shares of its own stock held by this corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. The foregoing, however, shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

               Section 2.11 Action Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records.


                                      ARTICLE 3
                                  BOARD OF DIRECTORS

               Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

               Section 3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three or more than seven, with the number of directors to be established by resolution of the Board of Directors.





               As long as the number of directors is established to be six or greater, the directors shall be divided into three classes designated as Class I, Class II, and Class III. Initially, Classes I and II shall consist of two directors each and Class III shall consist of three directors. At the Annual Meeting of Shareholders to be held in 1991, Class I directors shall be elected to a one-year term, Class II directors to a two-year term and Class III directors to a three-year term. At each succeeding annual meeting of shareholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors changes, any increase or decrease shall be apportioned among the classes to maintain the number of directors in each class as nearly equal as possible but in no case will a decrease in the number of director shorten the term of any incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires or until his or her successor is elected and qualified or until death, resignation or removal.

                    Section 3.2.1. Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation at any meeting of shareholders may be made by or at the direction of the Board of Directors, by any committee of persons appointed by the Board of Directors or at the meeting by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in this Article III, Section 3.2.1, who shall be entitled to vote for the election of directors at the meeting and who complies fully with all of the notice procedures and other requirements set forth in this Article III,
          Section 3.2.1 and the procedures and requirements set forth in the Oregon Business Act. Nominations by any shareholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of annual meeting, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty
          (30) calendar days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the earlier of (i) the close of business on the tenth (10th) calendar day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made or (ii) the close of business on the fifth (5th) calendar day before the date of the meeting. Such shareholder's notice to the Secretary or a written demand from shareholders pursuant to





          Section 60.204 of the Oregon Revised Statutes shall set forth (i) as to each person whom such shareholders propose to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (d) all other information relating to the person that is or would be required to be disclosed in a solicitation for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholders giving such notice or demand (a) the name and record address of the shareholders, (b) the class and number of shares of capital stock of the corporation which are beneficially owned by each such shareholder and also which are owned of record by each such shareholder and (c) any material interest or relationship each such shareholder has in or with the proposed nominee; and (iii) as to each beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such person, (b) the class and number of shares of capital stock of the corporation which are beneficially owned by such person and (c) any material interest or relationship such person has in or with the proposed nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The Presiding Officer shall determine whether the nomination is made in accordance with the foregoing procedures. If the Presiding Officer should determine that the nomination was not made in accordance with the foregoing procedures, the Presiding Officer shall state such determination to the meeting, whereupon any such defective nomination shall be disregarded and not otherwise brought before the meeting. Notwithstanding the foregoing provisions of this Article III,
          Section 3.2.1, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.

               Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, within or without the State of Oregon, for the holding of additional regular meetings without other notice than such resolution.

               Section 3.4    Special Meetings.  Special meetings of the
          Board of Directors may be called by, or at the request of, the





          Chairman of the Board, Chief Executive Officer or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by him, her or them.

               Section 3.5 Notice of Meeting. Notice of the date, time and place of any special meeting shall be given at least two (2) days prior to the meeting by written notice delivered personally or mailed to each director at his or her business address, or by facsimile or telegram. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If delivered by facsimile, the notice shall be deemed to be delivered when the facsimile is transmitted by the corporation to the facsimile number maintained by the director at his or her business. If notice is delivered by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               Section 3.6 Quorum. A majority of the number of directors fixed by Section 3.2 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, the majority of the directors present may adjourn the meeting from time to time without further notice.

               Section 3.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 3.8 Action Without Meeting. Any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

               Section 3.9 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or in





          the event of a vacancy resulting from an increase in the number of directors, until the next election of directors by the shareholders.

               Section 3.10 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both.

               Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting the director shall file his or her written dissent to the action with the person acting as the secretary of the meeting before the adjournment of the meeting, or the director shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent to a particular action shall not be available to a director who voted in favor of the action.

               Section 3.12 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

               Section 3.13 Limitation of Director Liability. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, provided that this Section 3.13 shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

               Section 3.14 Committees. Pursuant to the authority granted under the Oregon Business Corporation Act, and subject to the restrictions stated therein, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on such committees.



                                      ARTICLE 4
                                       OFFICERS





               Section 4.1 Number. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

               Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner provided in
          Section 4.3 of this Article 4.

               Section 4.3 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

               Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

               Section 4.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall perform such duties as the Board of Directors may from time to time designate

               Section 4.6 Chief Executive Officer. The Chief Executive officer shall be the principal officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation.
          The Chief Executive Officer may sign, with the Secretary,
          Assistant Secretary or any other proper officer of the corporation so authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution of any of the same shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer shall





          exercise the executive powers normally associated with such office and shall perform such other duties as the Board of Directors may from time to time designate.

               Section 4.7 President. The President shall perform such duties as the Chief Executive Officer or the Board of Directors may from time to time designate. In the event the Board of Directors shall not elect a Chief Executive Officer, or in his or her absence or in the event of his or her death, inability or refusal to act, the President shall be deemed to be the principal officer of the corporation and, subject to the designation of duties by the Board of Directors, shall have the authority and responsibilities of the Chief Executive Officer.

               Section 4.8 Vice President(s). In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such duties as the Chief Executive officer, the President, and the Board of Directors may from time to time designate.

               Section 4.9 Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each; (e) sign with the Chief Executive Officer certificates for shares of the corporation, the issuance of which shall be authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation (which duty, if authorized by the Board of Directors, may be delegated to a third party acting as stock transfer agent); and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President, and by the Board of Directors.

               Section 4.10 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the





          corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 6 of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President, and the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

               Section 4.11 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer or the President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, and by the Chief Executive Officer, President and the Board of Directors.

               Section 4.12 Salaries. The salaries and all other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving salary or other compensation by reason of the fact that the officer is also a director of the corporation.


                                      ARTICLE 5
                      CERTIFICATES FOR SHARES AND THEIR TRANSFER

               Section 5.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or President and by the Secretary or an Assistant Secretary and shall be consecutively numbered or otherwise identified. The name and address of each person to whom shares are issued, the number of shares and the date of issue shall be entered on the stock registrar of the corporation. All certificates surrendered to the corporation for transfer shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued upon such terms and indemnity to the corporation as the Board of Directors may prescribe.





               Section 5.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock registrar of the corporation by the holder of record or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney so authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of any certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner of such shares for all purposes.





                                      ARTICLE 6
                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

               Section 6.1 Contracts. The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

               Section 6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall he issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

               Section 6.3 Checks, Drafts, Other Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

               Section 6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors or Chief Executive Officer may select.


                                      ARTICLE 7
                                      DIVIDENDS

               The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation's Articles of Incorporation.


                                      ARTICLE 8





                                    CORPORATE SEAL

               The Board of Directors may provide a corporate seal which shall be circular in form and have inscribed on it the name of the corporation and the state of incorporation and the words "Corporate Seal."


                                      ARTICLE 9
                                   WAIVER OF NOTICE

               Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws, the Articles of Incorporation, or the Oregon Business Corporation Act, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of the notice.


                                      ARTICLE 10
                                   INDEMNIFICATION

               Section 10.1   Indemnities and Indemnified Acts.  Each
          person who was or is made a party or is threatened to be made a party to or was otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "indemnitee"), whether the basis of the proceeding is alleged action in an official capacity or as director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Oregon Business Corporation Act, as it exists on the date hereof or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to the amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith and the indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in
          Section 10.2 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof)





          initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this
          Article 10 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that if the Oregon law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by, such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

               Section 10.2 Right of Indemnitee to Bring Suit. If a claim under Section 10.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Oregon law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Oregon Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified





          or to such advancement of expenses under this Section or otherwise shall be on the corporation.

               Section 10.3 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's articles of incorporation or bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

               Section 10.4 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Oregon law.

               Section 10.5 Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.



                                      ARTICLE 11
                                      AMENDMENTS

               These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.


                                      ARTICLE 12
                                  BOOKS AND RECORDS

               Section 12.1 Corporate Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each.

               Section 12.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of





          Directors or stockholders, when certified by the Chief Executive Officer, President, or Secretary.


                                      ARTICLE 13
                                     FISCAL YEAR

               The fiscal year of the corporation shall begin on the first day of April and end of the last day of March in each year.

               The foregoing 1995 Restated Bylaws of RENTRAK CORPORATION restate in their entirety the 1991 Restated Bylaws of Rentrak Corporation approved and adopted by the Board of Directors on April 4, 1991 as amended by Amendment No. 1 to the 1991 Restated Bylaws approved and duly adopted by the Board of Directors on April 4, 1991, and an Amendment to the 1991 Restated Bylaws approved and duly adopted by the Board of Directors on May 25, 1995, at which time the Board of Directors directed that these Bylaws be restated to incorporate all amendments approved and adopted since the 1991 Restatement of the Bylaws, and the Chief Executive Officer and Secretary of the corporation were authorized and empowered to authenticate these Bylaws by their signatures below.



                                   Ron Berger, President and Chairman of
          the Board




          ATTEST:


          _________________________
          F. Kim Cox, Secretary





          AJB/71287.01